Exhibit 99.1

OPTIMER PHARMACEUTICALS’ BOARD OF DIRECTORS APPOINTS

BOARD CHAIRMAN, DR. HENRY MCKINNELL, CHIEF EXECUTIVE OFFICER

COMPANY TO EXPLORE STRATEGIC ALTERNATIVES

JERSEY CITY, February 27, 2013—The Board of Directors of Optimer Pharmaceuticals (NASDAQ: OPTR) (the “Company” or “Optimer”) today announced the appointment of its Chairman, Dr. Henry McKinnell, as Chief Executive Officer. Dr. McKinnell was associated with Pfizer Inc., from 1971 until his retirement in 2007, including serving as Pfizer’s Chief Executive Officer and Chairman from 2001 to 2006.  The Board of Directors also appointed Mark Auerbach, who has served as an Optimer Director since June 2005, as Lead Independent Director.

The Board also announced that it has commenced a process to explore a full range of strategic alternatives. In connection with this process, the Company has engaged J.P. Morgan and Centerview Partners as its financial advisers and Sullivan & Cromwell LLP as its legal adviser. The Board cautioned that there can be no assurance that the strategic review will result in any action and that there would be no further comment on the process until the review is completed.

Dr. McKinnell will replace Pedro Lichtinger, who has served as Optimer’s President and Chief Executive Officer since May 2010, for the duration of the strategic review process.  Mr. Lichtinger agreed to step down as President, Chief Executive Officer and as a member of the Board of Directors, in connection with the announced change in management.  Kurt Hartman also agreed to step down and Meredith Schaum has been appointed to replace him as General Counsel and Chief Compliance Officer of the Company.  The Independent Directors recommended to the Board that management changes were appropriate following their review of prior compliance, record keeping and conflict-of-interest issues observed during the review, including issues arising from the conduct of Optimer personnel who were the subject of the changes in management and leadership announced in April 2012.  The previously disclosed investigations of these issues by the relevant U.S. authorities are ongoing and the Company continues to cooperate with those authorities.

Dr. McKinnell stated, “While the Board is conducting a comprehensive review of strategic alternatives to maximize shareholder value, I look forward to working with the management team to continue to increase the utilization of DIFICID®.”

As scheduled, the Company will report its fourth quarter and year-end 2012 results on February 28th. The Company will report gross product sales of $21.3 million for the fourth quarter of 2012 and of $74.4 million for the year ended December 31, 2012, as announced in January.  The Company will report net income of $0.02 per share, on a basic and diluted basis, for the fourth quarter of 2012 and net loss of $0.79 per share, on both a basic and diluted basis, for the year ended December 31, 2012.

The Board announced that in conjunction with the review of strategic alternatives, the Company has adopted a Rights Plan, expiring on February 15, 2014. The Rights Plan is designed to protect shareholder rights while the strategic review is being conducted. In adopting the Rights Plan, the Board does not presently intend to extend the plan beyond February 15, 2014 without seeking the approval of the Company’s shareholders. Additional information regarding the terms and conditions of the Plan are being filed on a Current Report on Form 8-K.

Brief Biography of Dr. McKinnell

Dr. McKinnell was appointed as Chairman of the Board of Optimer in April 2012 and has served as a director since January 2011. From 1971 until his retirement in February 2007, Dr. McKinnell was associated with Pfizer Inc., including serving as Pfizer’s Chief Executive Officer from January 2001 to July 2006 and Chairman of its Board from May 2001 until December 2006. Dr. McKinnell currently serves as the Chairman of the Board of Moody’s Corporation and Chairman of the Board of the Accordia Global Health Foundation.  He is Chairman Emeritus of the Connecticut Science Center and is a member of the Academic Alliance for AIDS Care and Prevention in Africa. Dr. McKinnell previously served as director of ExxonMobil Corporation from 2002 to 2007 and John Wiley & Sons from 1996 to 2005. Dr. McKinnell holds a Bachelor’s Degree in business from the University of British Columbia, and M.B.A. and Ph.D. degrees from the Stanford University Graduate School of Business.

About Optimer Pharmaceuticals

Optimer Pharmaceuticals, Inc. is a global biopharmaceutical company focused on developing and commercializing innovative hospital specialty products that have a positive impact on society. Optimer developed DIFICID (fidaxomicin) tablets, an FDA-approved macrolide antibacterial drug for the treatment of Clostridium difficile-associated diarrhea (CDAD) in adults 18 years of age and older and is commercializing DIFICID in the U.S. and Canada. Optimer also received marketing authorization for fidaxomicin tablets in the European Union, where its partner, Astellas Pharma Europe, is commercializing fidaxomicin under the trade name DIFICLIR™. The Company is exploring marketing authorization in other parts of the world where C. difficile has emerged as a serious health problem. Additional information can be found at http://www.optimerpharma.com.

Forward-looking Statements

Statements included in this press release that are not a description of historical facts are forward-looking statements, including, without limitation, statements related to the expected impact of Optimer’s recent personnel changes, Optimer’s review of strategic alternatives including a possible sale of the Company, Optimer’s expected financial results for the fourth quarter and year ended December 31, 2012, the implementation and impact of Optimer’s commercialization strategy, expansion of DIFICID sales or market potential and the expected impact of Optimer’s independent investigation and previously disclosed cooperation with relevant U.S. authorities.  Words such as “expect,” “anticipate,” “will,” “could,” “would,” “project,” “intend,” “plan,” “believe,” “predict,” “estimate,” “should,” “may,” “potential,” “continue,” “ongoing” or variations of such words and similar expressions are intended to identify forward-looking statements.

The inclusion of forward-looking statements should not be regarded as a representation by Optimer that any of its plans will be achieved. These forward-looking statements are based on management’s expectations on the date of this release. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Optimer’s business including, without limitation, risks relating to: Optimer’s ability to continue driving adoption and use of DIFICID, the implementation and success of DIFICID growth initiatives and entry into new markets, whether healthcare professionals will prescribe DIFICID, the extent to which DIFICID receives reimbursement coverage from healthcare payors and government agencies, the extent to which DIFICID will be accepted on additional hospital formularies and the timing of hospital formulary decisions, Optimer’s ability to successfully coordinate commercialization efforts with Cubist Pharmaceuticals under its co-promotion agreement, whether Optimer will be able to realize expected benefits under its co-promotion agreement with Cubist and its collaboration agreements with other partners, the possibility of alternative means of preventing or treating CDAD impacting adoption and sales of DIFICID, Optimer’s ability, through its third-party manufacturers and logistics providers, to maintain a sufficient supply of DIFICID to meet demand, the effects of changes in Optimer’s management, the outcome of Optimer’s review of strategic alternatives including a possible sale of the Company, the potential for lawsuits and enforcement proceedings related to the previously disclosed investigations by U.S. authorities and other risks detailed in Optimer’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release, and Optimer undertakes no obligation to update or revise these statements, except as may be required by law.

Contacts

Optimer Pharmaceuticals, Inc.

David Walsey, Vice President, Investor Relations and Corporate Communications

(858) 964-3418

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